Exhibit 99.1

National Beverage Corp. Reports FY2004 Earnings; Anticipates FY2005 Results

    FORT LAUDERDALE, Fla.--(BUSINESS WIRE)--July 20, 2004--National Beverage Corp. (AMEX:FIZ) today announced sales of $512.1 million and earnings of $18.7 million, or $.51 per share, for the fiscal year ended May 1, 2004. For the prior year, which included 53 weeks, sales were $500.4 million, with earnings of $17.6 million or $.48 per share.
    "If one could measure our Company's prognosis, as a master chef professionally monitors delicately prepared cuisine, the instrument would read ...OPPORTUNISTICALLY PERFECT!" stated Nick A. Caporella, Chairman and Chief Executive Officer. "We are at the most prospective time of our existence and the anticipated performance resulting from Team National's conditioning, beverage basket contents, market/trade response and corporate philosophy, will generate opportunities producing more significant revenue and margin growth," continued Caporella.
    "We agree that the moderate growth of the last couple of years was the cost of preparation and now...a new organic growth is underway. The brand dichotomization/demographic strategy has produced Oooh Shasta, a 0-carb, 0-sugar, 0-calorie beverage, Shasta Shortz, made just for kids, and the recently announced 'Rip-It', an energy fuel that has no rival in taste, size and boost," Caporella stated.
    "The dynamics for our future results are now in motion and FY2005 will surely provide our best year's performance since the Company was formed," he continued. "Additionally, our most recent stock and cash dividends attest to our long-proclaimed commitment to serve, protect and provide to our shareholders," concluded Caporella.
    National Beverage produces soft drinks, bottled waters, juices and juice products and is highly recognized for a line of refreshing flavors through its popular brands: Shasta(R), Faygo(R), Ritz(R), Everfresh(R), Mr. Pure(R), LaCroix(R) and Rip-It(R).
Fun & Flavor...the National Beverage Way

                       National Beverage Corp.
            Consolidated Results for the Fiscal Year Ended
                     May 1, 2004 and May 3, 2003
               (in thousands, except per share amounts)

                                                  Fiscal Year Ended
                                                 -------------------
                                                   May 1,    May 3,
                                                   2004      2003
                                                 --------- ---------

Net Sales                                        $512,061  $500,430
                                                 ========= =========

Net Income                                        $18,691   $17,589
                                                 ========= =========

Net Income Per Share:
    Basic                                            $.51      $.48
                                                 ========= =========
    Diluted                                          $.49      $.46
                                                 ========= =========

Average Common Shares Outstanding:
    Basic                                          36,937    36,800
                                                 ========= =========
    Diluted                                        38,166    38,120
                                                 ========= =========


    This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include fluctuations in costs, changes in consumer preferences and other items described in the Company's Securities and Exchange Commission filings and the Company undertakes no obligation to update the forward-looking statements.

    CONTACT: National Beverage Corp., Fort Lauderdale
             Grace A. Keene, 954-581-0922